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                                                                    EXHIBIT 99.1

                           [HEALTHCENTRAL.COM LOGO]

HealthCentral Signs Agreement to Buy more.com Assets

Gains High-Margin Product Lines and Access to Over 300,000 Online Customers

EMERYVILLE, Calif., Oct. 24 /PRNewswire/ -- HealthCentral (Nasdaq: HCEN - news),
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a leading online provider of healthcare e-commerce (www.healthcentralrx.com) and
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content (www.healthcentral.com), today announced it has signed an agreement to
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acquire certain assets of the online health superstore more.com and its subsidiary Comfort Living, Inc., a 13-year-old home and personal comfort products distributor acquired by more.com in February 2000. Compared to traditional drugstore products, Comfort Living products have higher average ticket prices and higher margins, (www.comfortliving.com), (www.more.com).
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Assets acquired by HealthCentral include all of the assets, properties and certain liabilities associated with more.com's Comfort Living division including its website, inventory and a leased 18,000 square foot warehouse and distribution center in Gaithersburg, MD. HealthCentral also acquired all of more.com's trademarked names, websites and customer lists, and an affiliate agreement with PharMor.com and Phar-Mor, Inc. Phar-Mor, Inc. operates a retail drugstore chain of 140 stores under the names Phar-Mor, Pharmhouse and The Rx Place in 24 states.

Under the terms of the deal, more.com will receive 5.0 million shares of common stock from HealthCentral that will not be eligible for sale prior to March 15, 2001. The closing of the transaction, which is subject to compliance with applicable regulation requirements, is expected to occur in November 2000.

"Although the online health sector is rapidly consolidating, HealthCentral has consistently demonstrated its ability to increase efficiencies," said Albert Greene, President, CEO and Director of HealthCentral. "We have picked up valuable resources that strengthen our business model through cross-selling opportunities, better buying power and improved distribution costs. Importantly, we expect no ongoing, incremental cash burn to the Company because of the acquisition of these assets."

The more.com Comfort Living product lines are represented in four categories "Breathe Easier," "Sleep Better," "Back Comfort," and "Healthier Home," and feature thousands of items ranging from $30 to over $3,000, including personal comfort products, back pain products, baby products, maternity products, and an extensive line of allergy control products.

"Our acquisition of the Comfort Living operation complements our recent acquisition of other relatively high margin product lines. This year we added vitamins, minerals and supplements from Vitamins.com; reading glasses through our exclusive license for Dr. Dean Edell Eyewear; contact lenses through an agreement with Lens First; and additional vision care and other high margin products through our drugemporium.com acquisition," said Fred Toney, Executive Vice

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President and Chief Financial Officer of HealthCentral. "more.com also brings us the opportunity to market to more.com's over 300,000 online customers."

Visitors to the more.com website will be automatically redirected to HealthCentralRx.com. Vitamins, over-the-counter products and prescription orders will be fulfilled out of HealthCentral's recently consolidated Louisville distribution center, while Comfort Living products will continue to be fulfilled from its existing distribution center in Gaithersburg, MD.

"With the continued consolidation in the e-commerce sector we believe this sale is in the best interests of our customers and shareholders," said Frank Newman, CEO of more.com. "By combining the resources of two of the leading players in the online drugstore arena, customers will be able to continue to shop with security and privacy, while they maintain uninterrupted access to a wide array of health, beauty and wellness products on the Web."

The Phar-Mor agreement includes prominently promoting the more.com site and a unique URL in all of its marketing collateral and other promotional materials including prescription bags, shopping bags, circulars, print advertising, Internet and other online advertising, and newsletters and other promotional emails, and on all of its POS register receipts, that it provides to its customers. This is in addition to the branding and in-store pick-up arrangement previously announced by HealthCentral with Drug Emporium Inc., which is expected to roll out beginning in the fourth quarter of 2000.

This acquisition follows two others recently made by HealthCentral. On June 19, 2000 of this year, the Company acquired Vitamins.com, a leading online and direct mail provider of vitamins, minerals and supplements (see press release June 19, 2000). On September 16 of this year HealthCentral acquired certain assets and certain liabilities of Drug Emporium.com, the Internet subsidiary of Drug Emporium, Inc., (see press release September 18, 2000). DrugEmporium.com was recently named the number one online prescription site by Gomez Advisors.

About HealthCentral.com

HealthCentral is a leading provider of healthcare e-commerce and content to consumers through a network of sites, including HealthCentral.com, Vitamins.com, HealthCentralRx.com, HealthCentral.ca, and RxList.com, which was recently recognized as "Best of the Web" by Popular Science Magazine. Currently ranked by Gomez Advisors as the number one Overall Health Content Site, HealthCentral.com provides user-friendly interactive tools, customized health information pages, personalized health risk assessments and topical newsletters. Together, HealthCentralRx.com and Vitamins.com offer more than 25,000 SKUs of health, beauty and personal care products. HealthCentral recently acquired DrugEmporium.com, currently ranked by Gomez as the number one Overall Prescription Site. HealthCentral.com also acts as an applications service provider to hospitals, hospital groups and healthcare organizations for health e-commerce and content.

About more.com and comfortliving.com

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more.com is a leading online health superstore, offering more product selection, more savings and more convenience to consumers looking for a fundamentally better way to shop. With a wide variety of health, beauty and wellness products -- all located at one place and at low prices -- more.com increases the convenience and cost advantages of buying online. Acquired by more.com in February 2000, Comfort Living was founded in 1986 as Allergy Home Care Products and opened its online store in 1995. Comfort Living offers personal comfort products, back pain products, baby products, maternity products, and an extensive line of allergy control products. In addition, more.com provides in-depth, objective information on health issues and products to assist shoppers in selecting the right products -- making it easier for them to care for themselves and their families. Founded in January 1998, the company is headquartered in San Francisco, California.

Forward Looking Statements

Except for historical information, the statements in this news release are forward-looking statements, involving risks and uncertainties that could cause actual results to differ materially from those in such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the Company's limited operating history and need to generate revenues, the substantial competition in the ehealth market, possible liability related to content on or accessed through the Company's Web sites, our likely need to raise additional capital in the future the need to build a brand name quickly, the effect of substantial and changing government regulation, possible systems interruptions, a failure to integrate acquisitions or manage growth, and a failure to attract and retain key employees. Further information regarding these and other risks is included in HealthCentral.com's Form 10-K for the year ended December 31, 1999, its Form 10-Q for the quarter ended June 30, 2000 and its other filings with the Security and Exchange Commission.

CONTACT: financial, Robin Raborn, Director of Investor Relations, 510-250-3852, or robin.raborn@healthcentral.com, or media, Joanne Papini, Director of Public
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Relations, 510-250-3860, or joanne.papini@healthcentral.com, both of
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HealthCentral.com; or Frank Newman, CEO of more.com, 415-844-0524, or

frankn@more.com.
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